Exhibit 99.1
                                                                    ------------

PULASKI FINANCIAL TO HOST THIRD QUARTER RESULTS CONFERENCE CALL & WEBCAST ON JULY 26TH AT 11 AM EDT

Thursday, July 20, 2006

ST. LOUIS, MO- July 20, 2006 -- Pulaski Financial Corp. (NASDAQ:PULB), parent of Pulaski Bank, will host its third quarter 2006 results conference call on Wednesday, July 26, at 11 a.m. EDT (10 a.m. CDT). Results are scheduled to be released before the market opens that day.

            Audio
            Dial in number: 1-877-407-9039
            Note: Participants should dial in a few minutes prior to start time.

            Webcast
            Website link:
            http://www.viavid.net/detailpage.aspx?sid=0000336C
            Live then archived for 3 months

            Replay
            Dial in number: 1-877-660-6853
            Account: 3055
            Conference ID: 209051
            Available until: August 9, 2006

Pulaski Financial Corp., operating in its 84th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail-banking products through nine full-service branch offices in St. Louis and a loan production office in Kansas City. The company's website can be accessed at www.pulaskibankstl.com.

Contact:

     For Additional Information Contact:

     William A. Donius
     Chairman & CEO
     Pulaski Financial Corp.
     (314) 878-2210 Ext. 3610

     Michael Arneth or Tad Gage
     The Investor Relations Company
     (312) 245-2700